EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186
Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

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VISTA GOLD CORP. GRANTS PURCHASERS A SIX MONTH EXTENSION FOR FINAL PAYMENT FOR THE LOS CARDONES PROJECT

Denver, Colorado, January 30, 2014 - Vista Gold Corp. (“Vista” or the “Company”) (NYSE MKT and TSX: VGZ) today announced that it has agreed to extend the due date for the second (and final) US$6.0 million payment for the Los Cardones gold project in Baja California Sur, Mexico by six months to July 31, 2014.

On October 18, 2013, we announced the closing of sale of the Los Cardones gold project in Baja California Sur, Mexico, to the Invecture Group ("Invecture") and RPG Structured Finance S.à.r.l. (together with Invecture (the "Purchasers")) for US$13.0 million. Terms of the sale include US$7.0 million paid at closing and an optional second payment of US$6.0 million due by January 30, 2014.  The Purchasers have the option to elect, in their discretion, not to make the second payment of US$6.0 million, in which case Vista would retain the US$7.0 million already paid and the project. As a result of permitting delays, Vista and the Purchasers have today agreed to extend the due date of the US$6.0 million payment to July 31, 2014.  As consideration for this extension, the Purchasers have agreed to increase the second payment from US$6.0 million to US$6.25 million. The Purchasers will continue to retain the option to elect, in their discretion, not to make this second payment of US$6.25 million, in which case Vista will retain the US$7.0 million already paid and the project.

Vista's President and CEO, Fred Earnest, stated, "We are satisfied that Invecture remains committed to advancing the Los Cardones gold project and continues to expend the human and financial resources needed to obtain the permits for the project. We believe that our current cash position will be sufficient to fund the Company into the third quarter of 2014."

About Vista Gold Corp.

Vista’s principal assets include its flagship Mt. Todd gold project in Northern Territory,  Australia, and a 24.9% holding in Midas Gold Corp. In addition to non-core projects in Mexico and California, Vista holds royalty interests in projects in Bolivia and Indonesia. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, completion of the sale of the Los Cardones gold project and receipt of the Purchasers’ second payment,  sufficiency of current cash for Vista operations into the third quarter of 2014, and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following:  mineral reserve estimates, terms and conditions of our agreements with contractors and our approved business plans, management’s assessment of potential transactions and strategic options, and the Company’s ability to cut costs and improve liquidity.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “plans,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, reliance on Invecture to complete its obligations  under its agreements with Vista, risks and uncertainty regarding the permitting process and timing at the Los Cardones project,  uncertainty of resource and reserve estimates, estimates of results based on such resource and reserve estimates; risks relating to cost increases for capital and operating costs;  risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; risks related to future liquidity and Vista’s ability to obtain adequate financings on acceptable terms, as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Annual Report Form 10-K as filed on March 14, 2013 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Company’s website at www.vistagold.com.